Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Herbst Gaming, LLC on Form S-8 relating to the Herbst Gaming, LLC 2011 Long-Term Incentive Plan of our report dated March 31, 2011 relating to the consolidated financial statements of Herbst Gaming, LLC incorporated by reference in the Annual Report on Form 10-K of Herbst Gaming, LLC for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 9, 2011